EXHIBIT 99.5

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Basis of Presentation and Principles of Consolidation

On April 1, 2024, Vemanti Group, Inc., a Nevada corporation (the “Company”), entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, Mr. Tan Tran, as the sole holder of the Company’s Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), VinHMS Pte. Ltd., a Singapore private company limited by shares (“VinHMS”), and Mr. Hoang Van Nguyen and Asian Star Trading & Investment Pte. Ltd. (“Asian Star”), the sole shareholders of VinHMS (the “Shareholders”). Pursuant to the terms of the Share Exchange Agreement, Mr. Tran contributed all of his shares of Series A Preferred Stock to the Company in exchange for 800,000 newly issued shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The Shareholders transferred all the issued and outstanding shares of VinHMS to the Company in exchange for (i) the issuance of 9,200,000 newly issued shares of Series B Preferred Stock, which shares were issued pro rata to each Shareholder based on their VinHMS shareholdings, and (ii) the issuance to the Shareholders of all 40,000,000 authorized shares of Series A Preferred Stock, which shares were issued pro rata to each Shareholder based on their VinHMS shareholdings. Subsequent to consummating these transactions, the parties determined that they would unwind the transactions as set forth in the Share Exchange Agreement and in the other agreements entered into in connection therewith.

Accordingly, on December 20, 2024, the Company consummated the Mutual Rescission Agreement and Release (the “Rescission Agreement”) by and among the Company, Mr. Tran, the Shareholders and VinHMS. Pursuant to the terms of the Rescission Agreement, the parties agreed to unwind the transactions as set forth in the Share Exchange Agreement and in the other agreements entered into in connection therewith, so as to place each of the parties to the Share Exchange Agreement in the position that they were as of immediately prior to the closing of the transactions as set forth in and as contemplated by the Share Exchange Agreement and the related agreements.

Pursuant to the terms of the Rescission Agreement, among other things, the parties agreed as follows:

i. The Shareholders agreed to transfer to the Company 9,200,000 shares of the Series B Preferred Stock.

ii. The Shareholders agreed to transfer to the Company 40,000,000 shares of Series A Preferred Stock.

iii. Mr. Tran agreed to transfer to the Company 800,000 shares of Series B Preferred Stock.

iv. The Company agreed to transfer to the Shareholders all the issued and outstanding VinHMS Shares.

v. As promptly as possible after the date of the Rescission Agreement, the Company will issue up to 40,000,000 shares of Series A Preferred Stock to Mr. Tran.

vi. Mr. Nguyen agreed to resign as a director and officer of the Company.

vii. Ms. Trinh Tuyet Mai Le agreed to resign as a director of the Company.

viii. Mr. Tran agreed to return to the office of the Chief Executive Officer.

ix. Mr. Tran agreed to transfer all the membership interests in VoiceStep Telecom LLC (“VoiceStep”) back to the Company at least one (1) business day prior to the execution of the Rescission Agreement, which transfer is set forth in the Letter Agreement, dated December 17, 2024, between Mr. Tran and the Company (the “Letter Agreement”).

x. Mr. Tran, the Company and VinHMS agreed, in connection with payment of the amounts due by the Company to Mr. Tran under the Loan Agreement, dated August 6, 2021, that Mr. Tran will deposit $128,500.00 with the Company, and the Company will issue to Mr. Tran a new loan, on the same terms and conditions as the previous loan, in the principal amount of $128,500.00, accruing interest at the rate of 1% per annum and due on December 20, 2025 (the “New Loan”).

In addition, pursuant to the terms of the Rescission Agreement, the parties agreed to terminate:

i. The Executive Employment Agreement, dated as of April 1, 2024, (the “Nguyen Employment Agreement”) by and between the Company and Mr. Nguyen.

ii. The Executive Employment Agreement, dated as of April 1, 2024, (the “Tran Employment Agreement”) by and between the Company and Mr. Tran.

iii. The Registration Rights Agreement, dated April 1, 2024, (the “Registration Rights Agreement”) by and among the Company, Mr. Tran, VinHMS and the Shareholders.

iv. The Lock-up Agreement, dated as of April 1, 2024, (the “Lock-Up Agreement”) by and among the Company, Mr. Tran, VinHMS and the Shareholders.

v. The LLC Membership Interest Transfer Agreement, dated as of April 1, 2024 (the “LLC Transfer Agreement”), by and between the Company and Mr. Tran.

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Loan Agreement

On December 20, 2024, the Company and Mr. Tran executed the New Loan in the principal amount of $128,500.00. The New Loan bears simple interest at a rate of 1% per annum to the maturity date, December 20, 2025, or such earlier date as the New Loan may be paid pursuant to the terms of the New Loan. There is no penalty or premium for prepayment. In the Event of Default (as defined in the New Loan), Mr. Tran may, at his option, declare the entire indebtedness under the New Loan immediately due and payable.

Business Combination

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of Vemanti Group Inc. (“Vemanti” or “Company”) and VoiceStep LLC. (“VoiceStep”) and give effect to the Recission Agreement, including pro forma assumptions and adjustments related to the Recission Agreement, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024, is presented as if the rescission transactions had occurred on January 1, 2024. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2024, gives effect to the Recission Agreement, as if it had been completed on January 1, 2024. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Recission Agreement and, with respect to the Condensed Combined Statement of Operations only, expected to have a continuing impact on consolidated results of operations.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Recission Agreement, as they are nonrecurring in nature. However, the Unaudited Pro Forma Condensed Consolidated Balance Sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of certain anticipated Recission Agreement costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vemanti and VoiceStep, adjusted to give effect to the Recission Agreement and other events contemplated by the Recission Agreement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the rescission transactions are based on certain currently available information and certain assumptions and methodologies that Vemanti believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Vemanti believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the rescission transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the rescission transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Vemanti and VoiceStep.

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Vemanti Group Inc. and VoiceStep LLC.

Unaudited Pro Forma Condensed Combined Balance Sheet

at September 30, 2024

	Vemanti	VoiceStep	VinHMS
PROFORMA COMBINED	Group Inc.	LLC	Pte. Ltd.	Inter-		Proforma		Combined
BALANCE SHEET	Consolidated	Stand-Alone	Stand-Alone	Company		Adjustments		Pro Forma
at Sep 30, 2024	Sep 30, 2024	Sep 30, 2024	Sep 30, 2024	Eliminations		(see Notes)		Sep 30, 2024
	(unadjusted)	(unadjusted)	(unadjusted)					(adjusted)
ASSETS
Current Assets:
Cash	$21,414	$54,331	$(15,428)	$		$128,500	(4)	$188,817
Prepaid Expenses	20,484	-	(20,484)					-
Accounts Receivable, net	161,002	6,872	(161,002)					6,872
VinHMS Receivable	-	-	(454,150)	454,150		143,796	(5)	15,296
						(128,500	)(4)
Investments				(60,739	)(7)	60,739	(6)	-
Other Assets	983	2,105	(983)					2,105
Assets from discontinued operations	-	-	-					-
Total Current Assets	203,883	63,308	(652,047)	393,411		204,535		213,090

TOTAL ASSETS	$203,883	$63,308	$(652,047)	$393,411		$204,535		$213,090

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$86,685	$1,596	$(48,705)	$		$15,296	(5)	$54,872
Accrued Interest Payable	17,035	-	-					17,035
Note Payable	4,723,977	-	(4,676,433)					47,544
Loan from Stockholder	-	-	-			128,500	(4)	128,500
Intercompany Payable	-	-	-	454,150	(1)	(454,150	)(2)	-
								-
Other Current Liabilities	192	973	(192)					973
Total Current Liabilities	4,827,889	2,569	(4,725,330)	454,150		(310,354)		248,924

Non-Current Liabilities
Note Payable	4,242,599	-	(4,242,599)					-
Total Non-Current Liabilities	4,242,599	-	(4,242,599)	-		-		-

TOTAL LIABILITIES	9,070,488	2,569	(8,967,929)	454,150		(310,354)		248,924

STOCKHOLDERS' EQUITY
Preferred Stock A, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding.	4,000	-	-					4,000
Preferred Stock B, $0.0001 par value, 10,000,000 shares authorized; 10,000,000 shares issued and outstanding.	20,000,000	-	-			(20,000,000	)(3)	-
Common Stock, $0.0001 par value, 500,000,000 shares authorized; 72,465,503 shares issued and outstanding.	7,341	-	(10,000)					(2,659)
Stock Payable	116,290	-	-					116,290
Additional Paid-in-Capital	(28,620,105)	-	8,484,687			20,000,000	(3)	(135,418)
				(58,946	)(7)	58,946	(6)	-
Accumulated Deficit	(374,131)	60,739	(158,805)			455,943	(2),(6)	(16,254)
Total Stockholders' Equity	(8,866,605)	60,739	8,315,882	(58,946)		514,889		(34,041)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$203,883	$63,308	$(652,047)	$395,204		$204,535		$214,883

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma combined balance sheet reflects the effect of the following pro forma adjustments:

1. Elimination of assets and liabilities associated with the acquired business.

2. Write-off intercompany loan from VinHMS Pte Ltd

3. Transfer 10,000,000 shares of Series B shares to the Company

4. Re-pay the principal plus interest of the original shareholder loan that was paid off by VinHMS as part of the original merger agreement.

5. Outstanding bills for the consolidated group to be paid by VinHMS as of the closing date

6. Transfer of VoiceStep LLC from Mr. Tan Tran to Vemanti

7. Intercompany elimination from consolidation of Vemanti Group, Inc. and VoiceStep LLC

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Vemanti Group Inc. and VoiceStep LLC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2024

PROFORMA COMBINED	Vemanti	VoiceStep	VinHMS
INCOME STATEMENT	Group Inc.	LLC	Pte. Ltd.	Inter-	Proforma		Combined
for the 9 months ending Sep 30, 2024	Consolidated	Stand-Alone	Stand-Alone	Company	Adjustments		Pro Forma
	Sep 30, 2024	Sep 30, 2024	Sep 30, 2024	Eliminations	(see Notes)		Sep 30, 2024
	(unadjusted)	(unadjusted)	(unadjusted)				(adjusted)

Sales	$1,095,424	$92,270	$(1,095,424)	$-	$-		$92,270
Cost of Sales	146,859	18,864	(146,859)	-	-		18,864
Gross Margin	948,565	73,406	(948,565)	-	-		73,406

Operating Expenses:
General and Administrative	742,384	109,754	(217,490)	-	-		634,648
Total Operating Expenses	742,384	109,754	(217,490)	-	-		634,648

Loss from Operations	206,181	(36,348)	(731,075)	-	-		(561,242)

Other Income (Expense):
Other Income (Expense)	(2,368)	14,838	-	-	454,150	(1)	468,413
					1,793	(2)
Interest Income (Expense)	(575,599)	3	569,925	-	-		(5,671)
Total Other Expense	(577,967)	14,841	569,925	-	455,943		462,742

Loss before Income Taxes	(371,786)	(21,507)	(161,150)	-	455,943		(98,500)

Provision for Income Taxes	-	-	-	-	-		-

Net Loss	$(371,786)	(21,507)	(161,150)	-	455,943		$(98,500)

Loss per Share (Basic and Diluted)							$(0.00)

Weighted Average Shares Outstanding (Basic and Diluted)							48,615,188

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma combined income statement reflects the effect of the following pro forma adjustments:

1. Write-off intercompany loan from VinHMS Pte Ltd.

2. Gain on acquisition of VoiceStep LLC

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Accounting Policies

The Recission Agreement and the transfer of VoiceStep back to Vemanti has been accounted for as a business combination under ASC 805, Business Combinations, as the assets acquired do meet the definition of a business. Hence, the Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. If the purchase price is less than the fair value of net assets acquired, the “negative goodwill” is treated as a purchase gain in the income statement. Acquisition related expenses and integration costs are expensed as incurred.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Vemanti upon consummation of the rescission transactions in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the rescission transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the rescission transactions and the other related events contemplated by the Rescission Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Vemanti following the completion of the rescission transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Vemanti and VoiceStep have not had any historical relationship prior to the rescission transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the rescission transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Vemanti following the completion of the rescission transactions. The unaudited pro forma adjustments represent Vemanti management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the Unaudited Pro Forma Condensed Combined Statement of Operations are based upon the number of the Combined Company’s shares outstanding, assuming the Rescission Agreement occurred on January 1, 2024 for the September 30, 2024 pro forma.

3. Loss per share

Loss per share represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Rescission Agreement, assuming the shares were outstanding since January 1, 2024 for the September 30, 2024 loss per share. As the Rescission Agreement and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that any shares issuable relating to the Rescission Agreement have been outstanding for the entirety of all periods presented.

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4. Preliminary Purchase Price Allocations

The preliminary purchase price for VoiceStep has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations are preliminary. The final purchase price allocations for VoiceStep will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the transactions contemplated by the Rescission Agreement. Accordingly, the final rescission transaction accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented here. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the merger due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

Preliminary Purchase Price Allocation

The acquisition of VoiceStep is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:

Total preliminary purchase consideration for the membership interests	$58,946

Preliminary Purchase Price Allocation:
Cash	$54,331
Accounts Receivable	6,872
Other Assets	2,105
Liabilities Assumed	(2,569)
Gain on Acquisition	(1,793)
Net Assets Acquired	$60,739

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